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                                                                    EXHIBIT 99.2


Erin Collopy                                            Emily Swanson
General Magic                                           TSI Communications
1 + 408 774 4225                                        1 + 650 635 0200 xt. 206
erin@generalmagic.com                                   eswanson@tsicomm.com


                  GENERAL MAGIC AND ONSTAR ENTER INTO TWO YEAR
                        VIRTUAL ADVISOR HOSTING AGREEMENT

       General Magic to operate Virtual Advisor from its state-of-the-art
                            Network Operations Center

      SUNNYVALE, Calif. (May 3, 2001) - General Magic, Inc. (Nasdaq: GMGC), a pioneer and innovator in voice application software and services, today announced it will provide comprehensive, on-site voice application hosting services for OnStar's Virtual Advisor, a new Web-based information system for vehicles.

      Under the terms of the agreement, General Magic will support OnStar Virtual Advisor with two years of monitoring, supervision and maintenance at General Magic's fully equipped, state-of-the-art Network Operations Center
(NOC).

      General Magic has more than four years of experience hosting business and consumer voice applications for more than two million users in its NOC, located within General Magic's headquarters in the Silicon Valley. This center will be the primary site for network management and troubleshooting, software distribution and updating, and coordination with affiliated networks.

      OnStar's Virtual Advisor, which brings drivers access to e-mail, stock quotes, weather updates, news and sports in a completely voice-activated manner, is built on General Magic's scalable magicTalk Voice Gateway, General Magic's VoiceXML-based server-side software that allows quick and easy voice application development and deployment, and utilizes General Magic's hosting and professional services to support its rapid growth. There are currently more than one million active OnStar subscribers - a number that is expected to quadruple in the next two years.


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      "Drivers expect our service to be available to them anytime, anywhere,"
said Chet Huber, president of OnStar, "We want our customers to have the best available care when they need it. We selected General Magic Inc., because they could build and deploy a solution quickly and scale that solution alongside our rapidly expanding subscriber base."

      Since its launch in 1997, General Magic's secure, seismically reinforced NOC has successfully hosted more than two million business and consumer users. In addition to supporting OnStar, General Magic's on-site NOC allows General Magic to provide value added services to businesses in the telecommunications industry, customer relationship management support for enterprise needs, and e-commerce solutions for Internet customers. Customers can elect to segregate their applications for maximum security, or they may share resources to achieve lower cost. A trained operations staff is available 24x7 for quick response to operational problems and for conducting routine maintenance.

      "General Magic's NOC architecture is built with the expectation that our customers' markets will grow very quickly," said Jeff Adamson, vice president, network operations at General Magic. "Our technology infrastructure, trained, on-site experts and blue-chip industry partnerships allow OnStar to offer a comprehensive, cost-effective service capable of growing as quickly as its subscriber base."

ABOUT GENERAL MAGIC

General Magic provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit the company's web site at: http://www.generalmagic.com.

                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements.


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These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.